Sub-Item 77O: Transactions Effected Pursuant To Rule 10f-3

Name of Fund:                                Goldman Sachs MLP Energy Infrastructure Fund

Name of Underwriter or Dealer Purchased From:                                                                                     Citigroup Global Markets Inc

Names of Underwriting Syndicate Members:                                                                           Goldman, Sachs & Co.; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; Global Hunter Securities, LLC; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Morgan Stanley & Co. LLC; RBC Capital Markets, LLC; Wells Fargo Securities, LLC

Name of Issuer:                                Seadrill Partners LLC

Title of Security:                                SEADRILL PARTNERS LLC

Date of First Offering:                                           12/04/2013

Dollar Amount Purchased:                                           6,578,500

Number of Shares or Par Value of Bonds Purchased:                                                                                     223,000

Price Per Unit:                                29.50

Resolution Approved:                                           Resolution adopted at the Meeting of the Board of Trustees on February 11, 2014.*

Name of Fund:                                Goldman Sachs MLP Energy Infrastructure Fund

Name of Underwriter or Dealer Purchased From:                                                                                     Wells Fargo Securities, LLC

Names of Underwriting Syndicate Members:                                                                           Goldman, Sachs & Co.; Barclays Capital Inc.; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Ladenburg Thalmann & Co. Inc.; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Morgan Stanley & Co. LLC; RBC Capital Markets, LLC; Robert W Baird & Co Inc.; Scott & Stringfellow, LLC; Stifel, Nicolaus & Company, Inc.; Wells Fargo Securities, LLC

Name of Issuer:                                DCP Midstream Partners LP

Title of Security:                                DCP MIDSTREAM PARTNERS LP

Date of First Offering:                                           02/28/2014

Dollar Amount Purchased:                                           10,713,648

Number of Shares or Par Value of Bonds Purchased:                                                                                     219,093

Price Per Unit:                                48.90

Resolution Approved:                                           Resolution adopted at the Meeting of the Board of Trustees on June 12, 2014.**

Name of Fund:                                Goldman Sachs MLP Energy Infrastructure Fund

Name of Underwriter or Dealer Purchased From:                                                                                     Barclays Capital Inc.

Names of Underwriting Syndicate Members:                                                                           Goldman, Sachs & Co.; Barclays Capital Inc.; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Morgan Stanley & Co. LLC; RBC Capital Markets, LLC; Robert W Baird & Co Incorporated; Scott & Stringfellow, LLC; Wells Fargo Securities, LLC

Name of Issuer:                                Summit Midstream Partners LP

Title of Security:                                SUMMIT MIDSTREAM PARTNERS LP

Date of First Offering:                                           03/12/2014

Dollar Amount Purchased:                                           37,098,396

Number of Shares or Par Value of Bonds Purchased:                                                                                     957,378

Price Per Unit:                                38.75

Resolution Approved:                                           Resolution adopted at the Meeting of the Board of Trustees on June 12, 2014.**

Name of Fund:                                Goldman Sachs MLP Energy Infrastructure Fund

Name of Underwriter or Dealer Purchased From:                                                                                     Morgan Stanley & Co. LLC

Names of Underwriting Syndicate Members:                                                                           Goldman, Sachs & Co.; Credit Suisse Securities (USA) LLC; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Morgan Stanley & Co. LLC; RBC Capital Markets, LLC; Wells Fargo Securities, LLC

Name of Issuer:                                Seadrill Partners LLC

Title of Security:                                SEADRILL PARTNERS LLC

Date of First Offering:                                           03/12/2014

Dollar Amount Purchased:                                           5,007,598

Number of Shares or Par Value of Bonds Purchased:                                                                                     163,647

Price Per Unit:                                30.60

Resolution Approved:                                           Resolution expected to be adopted at the Meeting of the Board of Trustees on June 12, 2014.**

*           Resolution adopted at the Meeting of the Board of Trustees on February 11, 2014:

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (“GSAM”) to the Trustees, all purchases made during the calendar quarter ended December 31, 2013 by the Goldman Sachs Trust, Goldman Sachs Variable Insurance Trust and Goldman Sachs Credit Strategies Fund (the “Trusts”) on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”).

**           Resolution adopted at the Meeting of the Board of Trustees on June 12, 2014:

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (“GSAM”) to the Trustees, except as described at the meeting, all purchases made during the calendar quarter ended March 31, 2014 by the Goldman Sachs Trust, Goldman Sachs Variable Insurance Trust, and Goldman Sachs Credit Strategies Fund (the “Trusts”) on behalf of their Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”).